Exhibit 99.1

Register.com Reports Second Quarter 2005 Financial Results

NEW YORK, NY -- August 9, 2005 -- Register.com, Inc. (Nasdaq: RCOM) today announced its financial results for the quarter ended June 30, 2005.  Net income for the second quarter of 2005 was $1.1 million or $0.04 per diluted share, compared with net loss of $(53,000) or $(0.00) per share, for the second quarter of 2004 and compared with net income of $986,000 or $0.04 per diluted share, for the first quarter of 2005.

Net revenues for the second quarter of 2005 were $25.5 million, compared with net revenues of $24.8 million for the second quarter of 2004, and $25.4 million for the first quarter of 2005.  Second quarter 2005 revenue mix was as follows: 77% from domain name registrations, 21% from other products and services and 2% from advertising.  This compares with a revenue mix of 86%, 13% and 1% in the second quarter of 2004 and 80%, 19% and 1% in the first quarter of 2005, respectively.

At the end of the second quarter of 2005, the Company’s deferred revenue balance was $102.8 million, compared with $98.6 million at the end of the fourth quarter of 2004 and $102.2 million at the end of the first quarter of 2005.  At the end of the second quarter of 2005, Register.com had approximately $110.1 million in cash and cash equivalents, short-term investments and marketable securities, a $1.8 million increase from the balance at the end of the fourth quarter of 2004 and a $2.1 million increase compared to the end of the first quarter of 2005.  Cash flow from operations was $1.8 million in the second quarter of 2005, compared with $133,000 in the first quarter of 2005 and $4.1 million in the second quarter of 2004.

“In the second quarter, Register.com made progress on its Retail infrastructure initiative and is on track to migrate over 90% of customers to this new platform by September.  The Company has also continued to grow the percentage of new customers buying value added services, which climbed to 27% in the second quarter,” said David L. Moore, Interim Chief Executive Officer of Register.com.  “We are focused on creating efficiencies and pursuing growth opportunities such as these in the business.”

The Company registered, transferred and renewed approximately 501,000 domain names in the second quarter of 2005. This compares to approximately 545,000 registrations in the second quarter of 2004, and approximately 541,000 registrations in the first quarter of 2005.  Of the total registrations in the first quarter of 2005, approximately 198,000 were new and transferred registrations, and approximately 303,000 were renewals.  As of June 30, 2005, Register.com had approximately 2.9 million domain names under management.  The Company’s renewal rate for the twelve months ended June 30, 2005 was approximately 60%, compared with 61% for the twelve months ended March 31, 2005.

The Company is not providing guidance and will not comment on previously issued guidance.

About Register.com
Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With 2.9 million domain names under management, Register.com has built a brand based on quality domain name management services for small and medium sized businesses, large corporations, as well as ISPs, telcos and other online businesses. The company was founded in 1994 and is based in New York.

# # #

Note:   The Company has restated its previously issued consolidated financial statements as of and for the years ended December 31, 2000 through December 31, 2003, for each of the quarterly periods of 2003 and the first three quarters of 2004.  The restatement is discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.  In addition, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 included restated consolidated financial statements for the three and six months ended June 30, 2004.  The restatement for the three and six months ended June 30, 2004 relates to the timing of the recognition of revenue, deferred revenue, and associated cost of revenue amounts relating to domain name transactions, the correction of the provision for income taxes, and the correction of pro forma stock-based compensation expense disclosures required under Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation.

# # #

Statements in this announcement other than historical data and information constitute forward-looking statements, and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among others, uncertainty of future revenue and profitability from existing businesses, increasing competition across all segments of the domain name registration business, risks associated with high levels of credit card chargebacks and refunds, uncertainty regarding the introduction and success of new top level domains, customer acceptance of new products and services offered in addition to, or as enhancements of our registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of growth of the Internet and domain name industry, risks associated with any extraordinary transactions we may pursue, uncertainty regarding our identified material weaknesses and the potential identification of additional control deficiencies as material weaknesses, uncertainty regarding our ability to comply with Nasdaq listing requirements, and other factors detailed in our filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-Q for the quarter ended June 30, 2005.

Contact:
Roni Jacobson
(212) 798-9100
ir@register.com

irfin

Register.com, Inc.
Consolidated Statements of Operations
(Unaudited)

(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,

	2005	2004	2005	2004

		(Restated)		(Restated)

Net revenues	$25,486	$24,817	$50,890	$51,125
Cost of revenues	8,092	7,909	16,173	16,431

Gross profit	17,394	16,908	34,717	34,694

Operating costs and expenses
Sales and marketing	7,893	7,056	16,116	14,347
Technology	3,711	4,706	7,755	8,908
General and administrative	4,865	5,307	8,838	9,907
Amortization of intangible assets	103	157	207	315

Total operating expenses	16,572	17,226	32,916	33,477

Income (loss) from operations	822	(318)	1,801	1,217
Other income, net	662	235	1,035	594

Income (loss) before provision (benefit) for income taxes	1,484	(83)	2,836	1,811
Provision (benefit) for income taxes	433	(30)	799	645

Net income (loss)	$1,051	$(53)	$2,037	$1,166

Basic income per share	$0.04	$(0.00)	$0.08	$0.05

Diluted income per share	$0.04	$(0.00)	$0.08	$0.05

Weighted average number of shares outstanding:
Basic	24,504	23,645	24,284	23,602

Diluted	24,918	23,645	24,696	24,920

Register.com, Inc.
Consolidated Balance Sheet

(in thousands, except share amounts)

	June 30, 2005	December 31, 2004

	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$53,484	$52,146
Short-term investments	54,045	47,050
Accounts receivable, less allowance of $1,895 and $1,611, respectively	7,727	6,236
Prepaid expenses	14,789	13,237
Deferred tax assets, net	12,731	3,092
Other current assets	5,259	4,642

Total current assets	148,035	126,403
Fixed assets, net	6,361	7,481
Prepaid expenses -,noncurrent portion	12,674	12,107
Deferred taxes - noncurrent portion	11,065	19,547
Other investments	496	496
Marketable securities – noncurrent	2,532	9,111
Intangible assets, net	1,091	1,359
Other assets	1,463	1,480

Total assets	$183,717	$177,984

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$16,560	$17,463
Deferred revenue	59,257	55,230

Total current liabilities	75,817	72,693
Deferred revenue, noncurrent portion	43,538	43,419

Total liabilities	119,355	116,112

Commitments and contingencies
Stockholders’ equity
Preferred stock - $.0001 par value, 5,000,000 shares authorized; none issued and outstanding at June 30, 2005 and December 31, 2004, respectively	—	—
Common stock - $.0001 par value, 200,000,000 shares authorized; 25,123,112 and 23,824,797 shares issued and outstanding at June 30, 2005 and December 31, 2004, respectively	3	2
Additional paid-in capital	99,716	98,724
Unearned compensation	—	(122)
Accumulated other comprehensive income	1,984	2,646
Accumulated deficit	(37,341)	(39,378)

Total stockholders’ equity	64,362	61,872

Total liabilities and stockholders’ equity	$183,717	$177,984

Register.com, Inc.
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30,

	2005	2004

		(Restated)

	(in thousands)
Cash flows from operating activities:
Net income	$2,037	$1,166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,059	2,032
Compensatory stock options and warrants expense	9	246
Deferred income taxes	(1,157)	(2,248)
Gain on sale of fixed assets	—	(443)
Changes in assets and liabilities affecting operating cash flows:
Accounts receivable	(1,491)	(388)
Prepaid expenses	(2,119)	744
Deferred revenues	4,146	2,043
Other current assets	(616)	(15)
Other assets	17	24
Accounts payable and accrued liabilities	(937)	3,994

Net cash provided by operating activities	1,948	7,155

Cash flows from investing activities:
Purchases of fixed assets	(674)	(2,089)
Sale of fixed assets	—	997
Purchases of investments	(107,347)	(165,177)
Maturities of investments	106,958	169,789

Net cash provided by (used in) investing activities	(1,063)	3,520

Cash flows from financing activities:
Net proceeds from exercise of common stock options and warrants	1,105	203

Net cash provided by financing activities	1,105	203

Effect of exchange rate changes and unrealized (gain) loss on securities	(652)	(157)

Net increase in cash and cash equivalents	1,338	10,721
Cash and cash equivalents at beginning of period	52,146	35,741

Cash and cash equivalents at end of period	$53,484	$46,462

Register.com, Inc.
Consolidated Statements of Operations
(Unaudited)

(in thousands, except per share amounts)

	Three months ended

	June 30, 2005	March 31, 2005	December 31, 2004	September 30, 2004 Restated

Net revenues	$25,486	$25,404	$25,097	$24,635
Cost of revenues	8,092	8,081	7,594	7,787

Gross profit	17,394	17,323	17,503	16,848

Operating costs and expenses:
Sales and marketing	7,893	7,916	9,240	7,271
Technology	3,711	4,044	4,994	4,164
General and administrative	4,865	4,281	823	4,872
Amortization of intangibles	103	104	256	156

Total operating expenses	16,572	16,345	15,313	16,463

Income (loss) from operations	822	978	2,190	385
Other income, net	662	374	433	239

Income (loss) before provision (benefit) for income taxes	1,484	1,352	2,623	624
Provision (benefit) for income taxes	433	366	934	222

Net income (loss)	$1,051	$986	$1,689	$402

Basic income (loss) per share	$0.04	$0.04	$0.07	$0.02

Diluted income (loss) per share	$0.04	$0.04	$0.07	$0.02

Weighted average number of shares outstanding:
Basic	24,504	24,061	23,768	23,713
Diluted	24,918	25,056	25,078	25,048